Waddell & Reed, Inc.                                       ---------------------
P.O. Box 29217                                             Division Office Stamp
Shawnee Mission, KS 66201-9217
                                                           ---------------------

                                  Mutual Funds
                              Net Asset Value (NAV)
                                   Application

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I (We) make application for an account to be established as follows:
|_| A NAV account to be established.
|_| A new Fund to be added to an existing NAV account
|_| An existing non-NAV account to be converted to a NAV account.
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Check applicable block:
|_| Home Office Personnel
|_| Field Personnel
|_| 401(k) Plan with 100 or more eligible employees
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REGISTRATION TYPE (one only)        o SEE REVERSE SIDE FOR ELIGIBLE PURCHASERS o
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NON RETIREMENT PLAN

    |_| Single Name     |_| Joint Tenants W/ROS
            TOD    |_| Yes      |_| No
    |_| Uniform Gifts (Transfers) To Minors (UGMA/UTMA)

|_| Dated Trust        Date of Trust_____________________________
|_| Declaration of Trust Revocable (attach CUF 0022) NOT AVAILABLE IN ILLINOIS |_| Other: _____________________________________________________________________
             Use this section for Retirement Plans with Custodians other than Fiduciary Trust Co.
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RETIREMENT PLAN

|_| Individual IRA
|_| Rollover (Qual. plan lump sum distr.)
|_| Simplified Employee Pension (SEP)
    (For a new Plan, attach MRP1166-AA)
|_| TSA |_| ORP
|_| 457 Plan
    (For a new Plan attach MRP1401)

    (If billing is required, attach form CSF 1417)

|_| SIMPLE IRA (For a new Plan, attach MRP1659-AA)
|_| Owner-Only Profit Sharing Plan
    (For a new Plan attach MRP0651-AP)
|_| Owner-Only Money Purchase Plan
    (For a new Plan attach MRP0651-AM)
|_| Roth IRA
|_| Conversion Roth IRA
|_| Education IRA

________________________________________________________________________________
Employer's Name                                 (Do Not Abbreviate)

________________________________________________________________________________
Street                                City             State            Zip

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REGISTRATION        |_| NEW ACCOUNT or
                    |_| NEW FUND FOR EXISTING ACCOUNT: |_|_|_|_|_|_|_|-|_|
                        (Must have same ownership)

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Individual Name (exactly as desired)/Trustee/Custodian

 Date of Birth
 |_|_|_|_|_|_|
Month Day Year

|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Joint Name (if any, exactly as desired)/Co-Trustee/Minor (for UGMA/UTMA)

 |_|_|_|_|_|_|    ________________
Month Day Year      Relationship

________________________________________________________________________________
Mailing Address

__________________________  _________  _____  ______/_______-_____________
City                        State      Zip    Telephone

Social Security #: |_|_|_|-|_|_|-|_|_|_|_|
or Taxpayer Identification #: |_|_|-|_|_|_|_|_|_|_|
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BENEFICIARY: For Retirement Plan and TOD (Transfer On Death) Accounts Only

Full Name of Beneficiary     Tax Identification Number     Date of Birth     Relationship     Percent

________________________    ___________________________   _______________   ______________   _________%

________________________    ___________________________   _______________   ______________   _________%

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INVESTMENTS   Make check payable to Waddell & Reed

101 - W&R Total Return
102 - W&R Growth
103 - W&R Limited Term Bond
104 - W&R Municipal Bond
      (not available for Retirement Plans)
105 - W&R International Growth
106 - W&R Asset Strategy
108 - W&R Science & Technology
109 - W&R High Income
621 - Income
622 - Science & Technology
623 - Accumulative
624 - Bond
625 - International Growth
626 - Gold and Government
627 - Continental Income
628 - High Income
629 - Vanguard
630 - New Concepts
634 - High Income II
680 - Retirement Shares
684 - Asset Strategy
750 - Cash Management
753 - Government Securities
760 - Municipal Bond
762 - Municipal High Income
(760 and 762 not available for Retirement Plans)

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                                                           OPEN ACCOUNT
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                          -------------If Retirement Plan------------

                                          IRA                            Monthly AIS*    Div./C.G. Distr***     Existing Accounts
    Fund       Amount        Yr.     Deductible or       TOP Form             or            (Assumes RR)         To Be Converted
(enter code)  Enclosed    of Contr.  Non-Deductible   Another Carrier   Payroll Ded.**     RR    CC    CR             To NAV
             ----------   ---------  --------------   ---------------   --------------   ------------------     -----------------
   |_|_|_|   $_________     19__     ______________        |_|          $_____________    |_|   |_|   |_|       |_|_|_|_|_|_|_|_|

   |_|_|_|   $_________     19__     ______________        |_|          $_____________    |_|   |_|   |_|       |_|_|_|_|_|_|_|_|

   |_|_|_|   $_________     19__     ______________        |_|          $_____________    |_|   |_|   |_|       |_|_|_|_|_|_|_|_|

   |_|_|_|   $_________     19__     ______________        |_|          $_____________    |_|   |_|   |_|       |_|_|_|_|_|_|_|_|

   |_|_|_|   $_________     19__     ______________        |_|          $_____________    |_|   |_|   |_|       |_|_|_|_|_|_|_|_|

    Total    $_________                                                 $_____________

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

*Attach AIS Authorization Form #(CUF714)
**Attach Payroll Deduction Authorization (PFM743)
***RR = Reinvest Div/Cap Gain
   CC = Cash Div/Cap Gain
   CR = Cash Div/Reinvest Cap Gain

NAV application must be approved and signed by Division Manager or Regional Vice President for field personnel and 401(k) plans or Supervisor for Home Office personnel. Refer to the reverse side for more details.

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CHECK SERVICE (Not available for retirement plans)
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Send information to establish redemption checking account for:
|_| United Government Securities  |_| United Cash Management

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EXPEDITED REDEMPTION: For United Cash Management (UCM) Only.
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________________________________________________________________________________
Name & Address of Bank/Financial Institution

________________________________________________________________________________
Street

________________________________________________________________________________
City                                            State                    Zip

________________________________________________________________________________
ABA/Routing # of Bank/Financial Institution

________________________________________________________________________________
Customer's Account Number

On UCM Accounts where epedited redemption is requested, Waddell & Reed, Inc. is authorized to honor any requests from anyone for redemption of fund shares so long as the proceeds are transmitted to the identified account. All wires must be transmitted exactly as registered on the UCM Account.

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ELIGIBLE PURCHASERS
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A.  EMPLOYEE - Any employee (including retired employees) of Waddell & Reed or its affiliated companies. A retired employee is an individual separated from service from Waddell & Reed or affiliated companies with a vested interest in any Employee Benefit Plan sponsored by Waddell & Reed or its affiliated companies.

B. SALES REPRESENTATIVE - Any sales representative who is licensed to sell the products and/or services of Waddell & Reed or a retired Sales
    Representative. A retired sales representative is defined as any sales representative who was at the time of separation from service with Waddell & Reed a Senior Account Representative.

C. QUALIFYING FAMILY MEMBERS - Spouses, children, parents (no age limit) of employees and their spouses and sales representatives as defined above.

D. RETIREMENT PLANS - Any Retirement Plan sponsored by Waddell & Reed, Inc. established for the benefit of an employee, sales representative or qualifying family member, as defined above.

E. TRUSTS - Trusts, under which the grantor and the trustee or a co-trustee are each an employee, sales representative or qualifying family member.

F. CUSTODIANS - A custodian pursuant to a Uniform Gifts (or Transfers) to Minors Act purchasing for the child of an employee or sales representative. (The Custodian need not be an Eligible Purchaser.

G. 401(k) PLANS - Any Cash or Deferred Arrangement established pursuant to Internal Revenue Code Section 401(k) which has 100 or more eligible employees.

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TERMS AND CONDITIONS
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A.  NO TRANSFER OF OWNERSHIP - Shares purchased hereunder at net asset value shall not be transferable on the books of the Fund to other than an Eligible Purchaser except upon death of the registered shareholder(s). However, assignments to lending institutions to secure loans are permitted except where otherwise prohibited.

B. JOINT TENANCY - All registered shareholders in a joint tenancy account must be Eligible Purchasers.

C. CHANGES IN REGISTRATION - A change in registration of shares purchased at net asset value will be permitted provided the new registration maintains ownership by an Eligible Purchaser.

D. ISSUANCE OF SHARE CERTIFICATES - A share certificate will not be issued, unless required in connection with a loan.

E. REDEMPTION OF SHARES - Shares may be redeemed as provided in the prospectus of the respective Fund.

F. PURCHASES - The minimum initial purchase is generally $500 for the United Group of Funds and $1000 for Waddell & Reed Funds. Lower minimums apply to certain Retirement Plan purchases. See a prospectus for minimum purchase amounts.

G.  GENERAL -

    1. Shares purchased at net asset value will not be added to existing sales load accounts. New accounts will be established.

    2. If shares held in a non-NAV account are converted/transferred into a NAV account, the same terms and conditions that apply to NAV shares will also apply to the converted/transferred shares.

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TERMINATION
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A.  The right to purchase shares at net asset value may be terminated by Waddell
    & Reed, Inc. at any time without notice.

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ACKNOWLEDGEMENT
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o   I (we) have received a copy of the current prospectus(es) of the Funds selected.

o If purchasing an IRA, I (we) have read the Retirement Plan and Custody Agreement and agree to the terms and conditions set forth therein, and do hereby establish the Individual Retirement Plan.

o In the case of a 401(k) plan, I (we) certify that more than 100 employees are currently eligible to participate.

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o   Under penalties of perjury, I certify that the social security number or other taxpayer identification number shown on reverse side is correct (or I am waiting for a number to be issued to me) and (strike the following if not true) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
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    "The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding." An approved application must be submitted for each initial purchase, each new Fund, and each conversion to NAV. Full payment must accompany the application. No order will be accepted by wire nor by written request except on the approved application. MAIL THIS APPLICATION FOR ANY INITIAL PURCHASE, NEW FUND, AND CONVERSION TO NAV TO THE HOME OFFICE
    CUSTOMER SERVICE DIVISION. REPEAT PURCHASES IN AN EXISTING FUND ACCOUNT SHOULD BE MAILED TO THE HOME OFFICE CUSTOMER SERVICE DIVISION ACCOMPANIED BY THE TEAR-OFF PORTION OF A CONFIRMATION.

I am eligible to purchase shares at net asset value, I have read all the terms and conditions stated above and understand and agree to all of them. I agree to notify Waddell & Reed if my account(s) become ineligible of NAV status.

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________________________________________________________________________________
Signature of Applicant

________________________________________________________________________________
Signature of Division Manager/RVP or
Supervisor for Home Office Personnel

________________________________________________________________________________
Name of Waddell & Reed Employee or Representative, if applicable

________________________________________________________________________________
Representative Number, if applicable

________________________________________________________________________________
Date

________________________________________________________________________________
Applicant's relationship to Employee or Representative

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                              HOME OFFICE USE ONLY
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If a Retirement Plan, Fiduciary Trust Company of New Hampshire accepts appointment as Custodian in accordance with the Custody Agreement, as evidenced by the authorized signature/initials in the OSJ box below.

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                                      OSJ:
                                      ------------------------------------------

CUF0025(12/97)